Exhibit 3.82

C201210000526

SOSID: 1253677
Date Filed: 4/10/2012 7:57:00 AM
Elaine F. Marshall
North Carolina Secretary of State
C201210000526

ARTICLES OF ORGANIZATION
OF
SAMPSON ACCELERATOR, LLC

Pursuant to § 57C-2-20(a) and § 57C-2-21 of the General Statutes of North Carolina, the undersigned hereby submits these Articles of Organization for the purpose of forming a limited liability company under the laws of the State of North Carolina:

1.             The name of the limited liability company is Sampson Accelerator, LLC.

2.             The name and address of the person executing these Articles of Organization are Luther D. Starling, Jr., Organizer, P.O. Drawer 1960, Smithfield, NC 27577.

3.             The street address and mailing address of the initial registered office of the limited liability company in the State of North Carolina is 327 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of its initial registered agent at such address is Corporation Service Company.

4.             The street and mailing address of the limited liability company’s principal office, and the county in which the principal office is located is 215 Beaman St., Clinton, Sampson County, North Carolina 28328.

5.             The Company shall be manager managed and the members shall not be managers by virtue of their status as provided in NCGS Section 57C-3-20(a).

6.             No person who is serving or who has served as a manager of the limited liability company shall be personally liable to the limited liability company or any of its members for monetary damages for breach of duty as a manager, except for liability with respect to (i) acts or omissions that the manager at the time of such breach knew were clearly in conflict with the best interests of the limited liability company, (ii) any transaction from which the manager derived an improper personal benefit, (iii) acts or omissions occurring prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Limited Liability Company Act does not permit the limitation of liability. As used herein, the term “improper personal benefit” does not include a manager’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a manager, employee, independent contractor, attorney or consultant of the limited liability company. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Organization inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal or adoption.

This the 9th day of April, 2012.

/s/ Luther D. Starling
Luther D. Starling Jr., Organizer

Certification# 92826417-1 Reference# 11040413-0